EXHIBIT 4.4

OPTEUM MORTGAGE ACCEPTANCE CORPORATION MBN TRUST SERIES 20__ - __

Issuing Entity

AND

[Name of Indenture Trustee]

INDENTURE TRUSTEE

---------------------------------

INDENTURE

Dated as of _____ __, 20__

---------------------------------

MORTGAGE-BACKED NOTES

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TABLE OF CONTENTS

ARTICLE I

Definitions

Section 1.01  Definitions..............................
Section 1.02  Incorporation by Reference of Trust Indenture Act
Section 1.03  Rules of Construction

ARTICLE II

Original Issuance of Notes

Section 2.01  Form.............
Section 2.02  Execution, Authentication and Delivery

ARTICLE III

Covenants

Section 3.01  Collection of Payments with Respect to the Mortgage Loans
Section 3.02  Maintenance of Office or Agency
Section 3.03  Money for Payments to Be Held in Trust; Paying Agent
Section 3.04  Existence
Section 3.05  Payment of Principal and Interest; Defaulted Interest
Section 3.06  Protection of Trust Estate
Section 3.07  Opinions as to Trust Estate
Section 3.08  Performance of Obligations; Servicing Agreement
Section 3.09  Negative Covenants
Section 3.10  Annual Statement as to Compliance
Section 3.11  Recording of Assignments
Section 3.12  Representations and Warranties Concerning the Mortgage Loans
Section 3.13  Amendments to Servicing Agreement
Section 3.14  Master Servicer as Agent and Bailee of the Mortgage Loans Holder
Section 3.15  Investment Company Act
Section 3.16  Issuing Entity May Consolidate, Etc
Section 3.17  Successor or Transferee
Section 3.18  No Other Business
Section 3.19  No Borrowing
Section 3.20  Guarantees, Loans, Advances and Other Liabilities
Section 3.21  Capital Expenditures
Section 3.22  [Reserved]
Section 3.23  Restricted Payments
Section 3.24  Notice of Events of Default
Section 3.25  Further Instruments and Acts
Section 3.26  Statements to Noteholders
Section 3.27  Determination of Note Interest Rate
Section 3.28  Payments under the Credit Enhancement Instrument
Section 3.29  Replacement Credit Enhancement Instrument

ARTICLE IV

The Notes; Satisfaction and Discharge of Indenture

Section 4.01  The Notes
Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar
Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes
Section 4.04  Persons Deemed Owners
Section 4.05  Cancellation
Section 4.06  Book-Entry Notes
Section 4.07  Notices to Depository
Section 4.08  Definitive Notes
Section 4.09  Tax Treatment
Section 4.10  Satisfaction and Discharge of Indenture
Section 4.11  Application of Trust Money
Section 4.12  Subrogation and Cooperation
Section 4.13  Repayment of Monies Held by Paying Agent
Section 4.14  Temporary Notes

ARTICLE V

Default and Remedies

Section 5.01  Events of Default
Section 5.02  Acceleration of Maturity; Rescission and Annulment
Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
Section 5.04  Remedies; Priorities
Section 5.05  Optional Preservation of the Trust Estate
Section 5.06  Limitation of Suits
Section 5.07  Unconditional Rights of Noteholders to Receive Principal and Interest
Section 5.08  Restoration of Rights and Remedies
Section 5.09  Rights and Remedies Cumulative
Section 5.10  Delay or Omission Not a Waiver
Section 5.11  Control by Noteholders
Section 5.12  Waiver of Past Defaults
Section 5.13  Undertaking for Costs
Section 5.14  Waiver of Stay or Extension Laws
Section 5.15  Sale of Trust Estate
Section 5.16  Action on Notes
Section 5.17  Performance and Enforcement of Certain Obligations

ARTICLE VI

The Indenture Trustee

Section 6.01  Duties of Indenture Trustee
Section 6.02  Rights of Indenture Trustee
Section 6.03  Individual Rights of Indenture Trustee
Section 6.04  Indenture Trustee's Disclaimer
Section 6.05  Notice of Event of Default
Section 6.06  Reports by Indenture Trustee to Holders
Section 6.07  Compensation and Indemnity
Section 6.08  Replacement of Indenture Trustee
Section 6.09  Successor Indenture Trustee by Merger
Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee
Section 6.11  Eligibility; Disqualification
Section 6.12  Preferential Collection of Claims Against Issuing Entity
Section 6.13  Representation and Warranty
Section 6.14  Directions to Indenture Trustee
Section 6.15  [No Consent to Certain Acts of Depositor
Section 6.16  Indenture Trustee May Own Securities

ARTICLE VII

Noteholders' Lists and Reports

Section 7.01  Issuing Entity to Furnish Indenture Trustee Names and Addresses of Noteholders
Section 7.02  Preservation of Information; Communications to Noteholders
Section 7.03  Reports by Issuing Entity
Section 7.04  Reports by Indenture Trustee

ARTICLE VIII

Accounts, Disbursements and Releases

Section 8.01  Collection of Money
Section 8.02  Trust Accounts
Section 8.03  Officer's Certificate
Section 8.04  Termination upon Distribution to Noteholders
Section 8.05  Release of Trust Estate
Section 8.06  Surrender of Notes upon Final Payment

ARTICLE IX

Supplemental Indentures

Section 9.01  Supplemental Indentures Without Consent of Noteholders
Section 9.02  Supplemental Indentures with Consent of Noteholders
Section 9.03  Execution of Supplemental Indentures
Section 9.04  Effect of Supplemental Indenture
Section 9.05  Conformity with Trust Indenture Act
Section 9.06  Reference in Notes to Supplemental Indentures

ARTICLE X

Miscellaneous

Section 10.01  Compliance Certificates and Opinions, Etc
Section 10.02  Form of Documents Delivered to Indenture Trustee
Section 10.03  Acts of Noteholders
Section 10.04  Notices, Etc., to Indenture Trustee, Issuing Entity, Credit Enhancer and Rating Agencies
Section 10.05  Notices to Noteholders; Waiver
Section 10.06  Alternate Payment and Notice Provisions
Section 10.07  Conflict with Trust Indenture Act
Section 10.08  Effect of Headings
Section 10.09  Successors and Assigns
Section 10.10  Separability
Section 10.11  Benefits of Indenture
Section 10.12  Legal Holidays
Section 10.13  GOVERNING LAW
Section 10.14  Counterparts
Section 10.15  Recording of Indenture
Section 10.16  Issuing Entity Obligation
Section 10.17  No Petition
Section 10.18  Inspection
Section 10.19  Authority of the Administrator

EXHIBITS

Exhibit A  --  Form of Notes

Exhibit B  --  Form of Back-Up Certification To Form 10-K Certificate

Exhibit C  --  Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

Appendix A  --  Definitions

This Indenture, dated as of _______________, between Opteum Mortgage
Acceptance Corporation MBN Trust Series 20__ -__, a Delaware statutory trust, as
Issuing Entity (the "Issuing Entity"), and ____________________________, a
____________________________, as Indenture Trustee (the "Indenture Trustee"),

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity's
Series 20__-_ Mortgage-Backed Notes (the "Notes").

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the
Closing Date, as trustee for the benefit of the Holders of the Notes, all of the
Issuing Entity's right, title and interest in and to whether now existing or hereafter created by (a) the Mortgage Loans and the proceeds thereof, (b) all funds on deposit in the Funding Account, including all income from the investment and reinvestment of funds therein, (c) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (d) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (e) the Policy and (f) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this
Indenture.

The Indenture Trustee, as trustee on behalf of the Holders of the
Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as
Indenture Trustee as required herein.

ARTICLE I

Definitions

Section 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
Whenever this Indenture refers to a provision of the Trust Indenture Act (the
"TIA"), the provision is incorporated by reference in and made a part of this
Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the Securities and Exchange Commission.

"indenture securities" means the Notes.

"indenture security holder" means a Noteholder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Indenture
Trustee.

"obligor" on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03 RULES OF CONSTRUCTION. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii) "or" is not exclusive;

(iv) "including" means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Original Issuance of Notes

Section 2.01 FORM. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in
Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The
signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing
Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an aggregate initial principal amount of
$___________.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Security Balances of $100,000 and in integral multiples of
$1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

Covenants

Section 3.01 COLLECTION OF PAYMENTS WITH RESPECT TO THE MORTGAGE LOANS.
The Indenture Trustee shall establish and maintain with itself a trust account
(the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the
Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in
Section 3.05 herein from monies on deposit in the Payment Account.

Section 3.02 MAINTENANCE OF OFFICE OR AGENCY. The Issuing Entity will maintain in the [Borough of Manhattan, The City of New York,] an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Indenture
Trustee to serve as its agent for the foregoing purposes. If at any time the
Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuing
Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a)
As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment
Account pursuant to Section 3.01 shall be made on behalf of the Issuing Entity by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuing
Entity except as provided in this Section 3.03.

The Issuing Entity will cause each Paying Agent other than the
Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the
Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due
with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such
Persons as herein provided;

(ii) give the Indenture Trustee notice of any default by the
Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the
Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of
Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer
Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and
upon such payment by any Paying Agent to the Indenture Trustee, such Paying
Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing
Entity for payment thereof (but only to the extent of the amounts so paid to the
Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture
Trustee or of any Paying Agent, at the last address of record for each such
Holder).

Section 3.04 EXISTENCE. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the
State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United
States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST. (a)
On each Payment Date from amounts on deposit in the Payment Account after making
(x) any deposit to the Funding Account pursuant to Section 8.02(b) and (y) any deposits to the Payment Account pursuant to Section 8.02(c)(ii) and Section
8.02(c)(i)(2), the Indenture Trustee shall pay to the Noteholders, the
Certificate Paying Agent, on behalf of the Certificateholders, and to other
Persons the amounts to which they are entitled as set forth below:

(i) to the Noteholders the sum of (a) one month's interest at the Note Interest Rate on the Security Balances of Notes immediately prior to such Payment Date and (b) any previously accrued and unpaid interest for prior Payment Dates;

(ii) if such Payment Date is after the Funding Period, to the
Noteholders, as principal on the Notes, the applicable Security
Percentage of the Principal Collection Distribution Amount and if such
Payment Date is the first Payment Date following the end of the Funding
Period (if ending due to an Amortization Event) or the Payment Date on which the Funding Period ends, to the Noteholders as principal on the
Notes the applicable Security Percentage of the amount deposited from the Funding Account in respect of Security Principal Collections;

(iii) to the Noteholders, as principal on the Notes, from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Liquidation Loss Amounts for the
related Collection Period;

(iv) to the Noteholders, as principal on the Notes, from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Carryover Loss Amounts;

(v) to the Credit Enhancer, in the amount of the premium for the Credit Enhancement Instrument and for any Additional Credit
Enhancement Instrument;

(vi) to the Credit Enhancer, to reimburse it for prior draws made on the Credit Enhancement Instrument and on any Additional Credit
Enhancement Instrument (with interest thereon as provided in the
Insurance Agreement);

(vii) to the Noteholders, as principal on the Notes based on the Security Balances from Security Interest Collections, up to the
Special Capital Distribution Amount for such Payment Date;

(viii) to the Credit Enhancer, any other amounts owed to the
Credit Enhancer pursuant to the Insurance Agreement;

(ix) [Reserved];

(x) to reimburse the Administrator for expenditures made on
behalf of the Issuing Entity with respect to the performance of its duties under the Indenture; and

(xi) any remaining amount, to the Certificate Paying Agent, on behalf of the Certificates.

provided, however, in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing then the priorities of distributions described above will be adjusted such that payments of the Certificate
Distribution Amount and all other amounts to be paid to the Certificate Paying
Agent will not be paid until the full amount of interest and principal in accordance with clauses (i), (x) and (ii) through (iv) above that are due on the
Notes on such Payment Date have been paid and provided, further, that on the
Final Scheduled Payment Date or other final Payment Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Security Balances of the
Securities immediately prior to such Payment Date.

On each Payment Date, the Certificate Paying Agent shall deposit in the
Certificate Distribution Account all amounts it received pursuant to this
Section 3.05 for the purpose of distributing such funds to the
Certificateholders.

The amounts paid to Noteholders shall be paid to each Class in accordance with the Class Percentage as set forth in paragraph (b) below.
Interest will accrue on the Notes during an Interest Period on the basis of the actual number of days in such Interest Period and a year assumed to consist of
360 days.

[Any installment of interest or principal, if any, payable on any Note or Certificate that is punctually paid or duly provided for by the Issuing
Entity on the applicable Payment Date shall, if such Holder holds Notes or
Certificates of an aggregate initial Principal Balance of at least $1,000,000, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the
Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such
Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture
Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.]

(b) The principal of each Note shall be due and payable in full on the
Final Scheduled Payment Date for such Note as provided in the form of Note set forth in Exhibit A. All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the
Percentage Interests represented by such Notes. Upon notice to the Indenture
Trustee by the Issuing Entity, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final
Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

Section 3.06 PROTECTION OF TRUST ESTATE. (a) The Issuing Entity will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any
Grant made or to be made by this Indenture;

(iii) cause the Issuing Entity to enforce any of the Mortgage
Loans; or

(iv) preserve and defend title to the Trust Estate and the
rights of the Indenture Trustee and the Noteholders in such Trust
Estate against the claims of all persons and parties.

(b) Except as otherwise provided in this Indenture, the Indenture
Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of
Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) unless the Trustee shall have first received an
Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

Section 3.07 OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the
Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an
Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this
Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest in the Mortgage Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before ___________ in each calendar year, beginning in ____, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Mortgage Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of
Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Mortgage Loans until December
31 in the following calendar year.

Section 3.08 PERFORMANCE OF OBLIGATIONS; SERVICING AGREEMENT. (a) The
Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of
the Issuing Entity shall be deemed to be action taken by the Issuing Entity.
Initially, the Issuing Entity has contracted with the Administrator to assist the Issuing Entity in performing its duties under this Indenture.

(c) The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage
Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master
Servicer is expressly permitted to take in the Servicing Agreement. The
Indenture Trustee, as pledgee of the Mortgage Loans, shall be able to exercise the rights Issuing Entity and the Mortgage Loans holder, to direct the actions of the Master Servicer.

(d) The Issuing Entity shall at all times retain an Administrator
(approved by the Credit Enhancer under the Administration Agreement) and may enter into contracts with other Persons for the performance of the Issuing
Entity's obligations hereunder, and performance of such obligations by such
Persons shall be deemed to be performance of such obligations by the Issuing
Entity.

Section 3.09 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuing Entity shall not:

(i) except as expressly permitted by this Indenture, sell,
transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(ii) claim any credit on, or make any deduction from the
principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust
Estate;

(iii) (A) permit the validity or effectiveness of this
Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this
Indenture) to be created on or extend to or other wise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust
Estate; or

(iv) waive or impair, or fail to assert rights under, the
Mortgage Loans, or impair or cause to be impaired the Company's or the
Issuing Entity's interest in the Mortgage Loans, the Mortgage Loan
Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuing Entity will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuing Entity (commencing with the fiscal year ____), an Officer's
Certificate stating, as to the Authorized Officer signing such Officer's
Certificate, that:

(i) a review of the activities of the Issuing Entity during
such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

(ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.11 RECORDING OF ASSIGNMENTS. The Company shall cause the to exercise its right under the Mortgage Loan Purchase Agreement with respect to the obligation of the Seller to submit or cause to be submitted for recording all Assignments of Mortgages on or prior to ______________ with respect to the
Initial Loans and within 60 days following the related Deposit Date with respect to any Additional Loans.

Section 3.12 REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE
LOANS. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Seller in Section [____] and
Section [____] of the Mortgage Loan Purchase Agreement concerning the Mortgage
Loans and the right to enforce the remedies against the Seller provided in such
Section [____] or Section [____] to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.13 AMENDMENTS TO SERVICING AGREEMENT. The Issuing Entity
covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement in accordance with Section 8.01 of the
Servicing Agreement without the prior written consent of the Indenture Trustee.
The Indenture Trustee, as pledgee of the Mortgage Loans, may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

Section 3.14 MASTER SERVICER AS AGENT AND BAILEE OF THE MORTGAGE LOANS
HOLDER. Solely for purposes of perfection under Section 9-305 of the Uniform
Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Mortgage Loans holder in holding amounts on deposit in the Collection
Account pursuant to Section 3.02 of the Servicing Agreement, as well as its agent and bailee in holding any Related Documents released to the Master
Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master
Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing
Agreement, the Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

Section 3.15 INVESTMENT COMPANY ACT. The Issuing Entity shall not become an "investment company" or under the "control" of an "investment company"
as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder
(taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition);
provided, however, that the Issuing Entity shall be in compliance with this
Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

Section 3.16 ISSUING ENTITY MAY CONSOLIDATE, ETC. (a) The Issuing
Entity shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this
Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no
Event of Default shall have occurred and be continuing;

(iii) the Rating Agencies shall have notified the Issuing
Entity that such transaction shall not cause the rating of the Notes
[or the Certificates] to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Credit Enhancement Instrument;

(iv) the Issuing Entity shall have received an Opinion of
Counsel (and shall have delivered copies thereof to the Indenture
Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity, any Noteholder or any
Certificateholder;

(v) any action that is necessary to maintain the lien and
security interest created by this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture
Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with
(including any filing required by the Exchange Act).

(b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any
Person, unless:

(i) the Person that acquires by conveyance or transfer the
properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a
Person organized and existing under the laws of the United States of
America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this
Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of
Holders of the Notes, (D) unless otherwise provided in such
supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
(E) expressly agrees by means of such supplemental indenture that such
Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person)
required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no
Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agencies shall have notified the Issuing
Entity that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

(iv) the Issuing Entity shall have received an Opinion of
Counsel (and shall have delivered copies thereof to the Indenture
Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity or any Noteholder;

(v) any action that is necessary to maintain the lien and
security interest created by this Indenture shall have been taken; and

(vi) the Issuing Entity shall have delivered to the Indenture
Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.17 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing
Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.16(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.18 NO OTHER BUSINESS. The Issuing Entity shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.19 NO BORROWING. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.20 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except
as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.21 CAPITAL EXPENDITURES. The Issuing Entity shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.22 [Reserved]

Section 3.23 RESTRICTED PAYMENTS. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose;
provided, however, that the Issuing Entity may make, or cause to be made, (x)
distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust
Agreement, (y) payments to the Master Servicer pursuant to the terms of the
Servicing Agreement and (z) payments to the Indenture Trustee pursuant to
Section 1(a)(ii) of the Administration Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection
Account except in accordance with this Indenture and the Basic Documents.

Section 3.24 NOTICE OF EVENTS OF DEFAULT. The Issuing Entity shall give the Indenture Trustee the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.25 FURTHER INSTRUMENTS AND ACTS. Upon request of the
Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.26 STATEMENTS TO NOTEHOLDERS. The Indenture Trustee and the
Certificate Registrar shall forward by mail to each Noteholder and
Certificateholder, respectively, the Statement delivered to it pursuant to
Section 4.01 of the Servicing Agreement.

Section 3.27 DETERMINATION OF NOTE INTEREST RATE. On the second LIBOR
Business Day immediately preceding (i) the Closing Date in the case of the first
Interest Period and (ii) the first day of each succeeding Interest Period, the
Indenture Trustee shall determine LIBOR and the Note Interest Rate for such
Interest Period and shall inform the Issuing Entity, the Master Servicer and the
Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof.

Section 3.28 PAYMENTS UNDER THE CREDIT ENHANCEMENT INSTRUMENT. (a) On
any Payment Date, other than a Dissolution Payment Date, the Indenture Trustee on behalf of the Noteholders, and in its capacity as Certificate Paying Agent on behalf of the Certificateholders shall make a draw on the Credit Enhancement
Instrument in an amount if any equal to the sum of (x) the amount by which the interest accrued at the Note Interest Rate on the Security Balance of the Notes
exceeds the amount on deposit in the Payment Account available to be distributed therefor on such Payment Date and (y) the Guaranteed Principal Payment Amount
(the "Credit Enhancement Draw Amount").

(b) The Indenture Trustee shall submit, if a Credit Enhancement Draw
Amount is specified in any Statement to Holders prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement, the Notice for Payment (as
defined in the Credit Enhancement Instrument) in the amount of the Credit
Enhancement Draw Amount to the Credit Enhancer no later than 2:00 P.M., New York
City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Indenture Trustee shall deposit such
Credit Enhancement Draw Amount in the Payment Account for distribution to
Holders (and the Certificate Paying Agent on behalf of the Certificates)
pursuant to Section 3.05.

In addition, a draw may be made under the Credit Enhancement Instrument in respect of any Avoided Payment (as defined in and pursuant to the terms and conditions of the Credit Enhancement Instrument) and the Indenture Trustee shall submit a Notice for Payment with respect thereto together with the other documents required to be delivered to the Credit Enhancer pursuant to the Credit
Enhancement Instrument in connection with a draw in respect of any Avoided
Payment.

(c) In the event that any Additional Credit Enhancement Instruments are issued pursuant to Section 4.01 and Section 2.02(B) of the Insurance Agreement,
the Indenture Trustee shall be authorized to make draws thereon subject to the terms and conditions therein.

Section 3.29 REPLACEMENT CREDIT ENHANCEMENT INSTRUMENT. In the event of a Credit Enhancer Default or if the claims paying ability rating of the Credit
Enhancer is downgraded and such downgrade results in a downgrading of the then current rating of the Securities (in each case, a "Replacement Event"), the
Issuing Entity, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, including, without limitation, payment in full of all amounts owed to the Credit Enhancer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may arrange for any other form of credit enhancement; provided, however, that in each case the Notes shall be rated no lower than the rating assigned by each Rating Agency to the Notes immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the
Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Credit
Enhancement Instrument. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an
Opinion of Counsel, acceptable in form to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an
Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material respect the tax status of the Notes or (b) cause the
Issuing Entity to be subject to a tax at the entity level. Upon receipt of the items referred to above and payment of all amounts owing to the Credit Enhancer and the taking of physical possession of the new credit enhancement, the
Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Credit
Enhancement Instrument to the Credit Enhancer. In the event of any such replacement the Issuing Entity shall give written notice thereof to the Rating
Agencies.

Section 3.30 RULE 17g-5 COMPLIANCE. The Indenture Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth in the Servicing Agreement, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to the Servicing Agreement and this Indenture prior to communicating with such Rating Agency.

ARTICLE IV

The Notes; Satisfaction and Discharge of Indenture

Section 4.01 THE NOTES. The Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial
Principal Balances of $1,000 and integral multiples of $1,000 in excess thereof.

The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of
Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the
Depository and Depository Participants. Except as provided in Section 4.08,
Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture
Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Indenture
Trustee, no Note may be transferred by the Depository except to a successor
Depository that agrees to hold such Note for the account of the Beneficial
Owners.

In the event the Depository Trust Company resigns or is removed as
Depository, the Indenture Trustee with the approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the
Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the
Indenture Trustee to or upon the order of the Issuing Entity.

Section 4.02 REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE
OF NOTES; APPOINTMENT OF CERTIFICATE REGISTRAR. The Issuing Entity shall cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust
Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the
Note Registrar. Whenever any Notes are so surrendered for exchange, the
Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or sur rendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York.
Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the
Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

The Issuing Entity hereby appoints __________________________________
as Certificate Registrar to keep at its Corporate Trust Office a Certificate
Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement.
__________________________________ hereby accepts such appointment.

Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee
receives evidence to its satisfaction of the destruction, loss or theft of any
Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture
Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note
Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Indenture
Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class;
provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof.
If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture
Trustee shall be entitled to recover such replacement Note (or such payment)
from the Person to whom it was delivered or any Person taking such replacement
Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture
Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the
Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee
and any agent of the Issuing Entity or the Indenture Trustee may treat the
Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

Section 4.05 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any
Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuer Request that they be destroyed or returned to it;
provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 4.06 BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuing Entity. Such Notes shall initially be registered on the
Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such
Beneficial Owner's interest in such Note, except as provided in Section 4.08.
Unless and until definitive, fully registered Notes (the "Definitive Notes")
have been issued to Beneficial Owners pursuant to Section 4.08:

(i) the provisions of this Section 4.06 shall be in full force and effect;

(ii) the Note Registrar and the Indenture Trustee shall be
entitled to deal with the Depository for all purposes of this Indenture
(including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Owners of Notes;

(iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such
Depository Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Security Balances of the
Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from
Beneficial Owners and/or Depository Participants owning or
representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the
Indenture Trustee.

Section 4.07 NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the
Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08 DEFINITIVE NOTES. If (i) the Administrator advises the
Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the
Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Owners of Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial
Owners, then the Depository shall notify all Beneficial Owners and the Indenture
Trustee of the occurrence of any such event and of the availability of
Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the
Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing
Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 4.09 TAX TREATMENT. The Issuing Entity has entered into this
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity. The Issuing Entity, by entering into this Indenture, and each Noteholder, by its acceptance of its Note
(and each Beneficial Owner by its acceptance of an interest in the applicable
Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing
Entity.

Section 4.10 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture
shall cease to be of further effect with respect to the Notes except as to (i)
rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09,
3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture
Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi)
the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the
Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this
Indenture with respect to the Notes, when

(A)  either

(1) all Notes theretofore authenticated and delivered
(other than (i) Notes that have been destroyed, lost
or stolen and that have been replaced or paid as
provided in Section 4.03 and (ii) Notes for whose
payment money has theretofore been deposited in trust
or segregated and held in trust by the Issuing Entity
and thereafter repaid to the Issuing Entity or
discharged from such trust, as provided in Section
3.03) have been delivered to the Indenture Trustee
for cancellation; or

(2) all Notes not theretofore delivered to the
Indenture Trustee for cancellation

a.  have become due and payable,

b.  will become due and payable at the
Final Scheduled Payment Date within
one year, or

c.  have been called for early
redemption pursuant to Section
5.02.

and the Issuing Entity, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the
Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

(B)  the Issuing Entity has paid or caused to be paid all
other sums payable hereunder and under the Insurance
Agreement by the Issuing Entity; and

(C)  the Issuing Entity has delivered to the Indenture
Trustee and the Credit Enhancer an Officer's
Certificate, an Opinion of Counsel and each meeting
the applicable requirements of Section 10.01 each
stating that all conditions precedent herein provided
for relating to the satisfaction and discharge of
this Indenture have been complied with and, if the
Opinion of Counsel relates to a deposit made in
connection with Section 4.10(A)(2)b. above, such
opinion shall further be to the effect that such
deposit will not have any material adverse tax
consequences to the Issuing Entity, any Noteholders
or any Certificateholders.

Section 4.11 APPLICATION OF TRUST MONEY. All monies deposited with the
Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this
Indenture, to the payment, either directly or through any Paying Agent or
Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12 SUBROGATION AND COOPERATION. (a) The Issuing Entity and
the Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Credit Enhancement Instrument on account of principal of or interest on the Notes, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuing
Entity, and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance
Agreement for the payment of such principal and interest.

The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the
Credit Enhancer's rights or interest under this Indenture or the Insurance
Agreement without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i) institute Proceedings for the collection of all amounts
then payable on the Notes, or under this Indenture in respect to the
Notes and all amounts payable under the Insurance Agreement enforce any judgment obtained and collect from the Issuing Entity monies adjudged due;

(ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

(iii) file or record all Assignments that have not previously been recorded;

(iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v) exercise any remedies of a secured party under the Uniform
Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

Section 4.13 REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.14 TEMPORARY NOTES. Pending the preparation of any Definitive
Notes, the Issuing Entity may execute and upon its written direction, the
Indenture Trustee may authenticate and make available for delivery, temporary
Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive
Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such
Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity will cause Definitive
Notes to be prepared without unreasonable delay. After the preparation of the
Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture
Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture
Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive
Notes.

ARTICLE V

Default and Remedies

Section 5.01 EVENTS OF DEFAULT. "Event of Default," wherever used herein, shall have the meaning provided in Article I; provided, however, that no
Event of Default will occur under clause (i) or clause (ii) of the definition of
"Event of Default" if the Issuing Entity fails to make payments of principal of and interest on the Notes so long as the Credit Enhancer makes payments sufficient therefore under the Credit Enhancement Instrument.

The Issuing Entity shall deliver to the Indenture Trustee and the
Credit Enhancer, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of
Default under clause (iii) of the definition of "Event of Default", its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an
Event of Default should occur and be continuing or if the Master Servicer shall purchase all of the Mortgage Loans pursuant to Section 8.08 of the Servicing
Agreement, then and in every such case the Indenture Trustee or the Holders of
Notes representing not less than a majority of the Security Balances of all
Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by
Noteholders), and upon any such declaration the unpaid principal amount of such
Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Unless the prior written consent of the Credit Enhancer shall have been obtained by the Indenture
Trustee, the Payment Date upon which such accelerated payment is due and payable shall not be a Payment Date under the Credit Enhancement Instrument and the
Indenture Trustee shall not be authorized under Section 3.29 to make a draw therefor.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuing
Entity and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i) the Issuing Entity has paid or deposited with the
Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred;
and

(B) all sums paid or advanced by the Indenture Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
INDENTURE TRUSTEE. (a) The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issue shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes and of the Credit Enhancer, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a
Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor the
Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture
Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Credit Enhancer, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States
Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture
Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such
Proceedings;

(iii) to collect and receive any monies or other property
payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the
Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or
documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture
Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Note holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other
Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor
Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g) In any Proceedings brought by the Indenture Trustee (and also any
Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04 REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may do one or more of the following (subject to Section
5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the
Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance
Agreement, enforce any judgment obtained, and collect from the Issuing
Entity and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust
Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the
Credit Enhancer; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the
Indenture Trustee obtains the consent of the Holders of 100% of the aggregate
Principal Balances of the Notes and the Credit Enhancer, which consent will not be unreasonably withheld, (B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the
Credit Enhancer for any amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement or
(C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the
Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, and of the Holders of a majority of the aggregate Principal Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture
Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust
Estate for such purpose. Notwithstanding the fore going, so long as an Event of
Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued Servicing of the Mortgage Loans by the Master
Servicer as provided in the Servicing Agreement.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST:  to the Indenture Trustee for amounts due under Section 6.07;

SECOND: to each Class of Noteholders for amounts due and unpaid on the related Class Notes for interest and to each Noteholder of such Class in each case, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest from amounts available in the Trust Estate for such Noteholders;

THIRD: to Holders of each Class of Notes for amounts due and unpaid on the related Class of Notes for principal, from amounts available in the Trust
Estate for such Noteholders, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for principal, until the Security
Balances of each Class of Notes is reduced to zero;

FOURTH: to the Issuing Entity for amounts required to be distributed to the Certificateholders in respect of interest and principal pursuant to the
Trust Agreement;

FIFTH: To the payment of all amounts due and owing to the Credit
Enhancer under the Insurance Agreement;

SIXTH: to the Issuing Entity for amounts due under Article VIII of the
Trust Agreement; and

SEVENTH: to the payment of the remainder, if any to the Issuing Entity or any other person legally entitled thereto. The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.05 OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Notes
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the
Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing
Entity including payment to the Credit Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06 LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this
Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

(i) such Holder has previously given written notice to the
Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture
Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of
such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has
been given to the Indenture Trustee during such 60-day period by the
Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL
AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this
Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture
Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture
Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
Every right and remedy given by this Article V or by law to the Indenture
Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as
the case may be.

Section 5.11 CONTROL BY NOTEHOLDERS. The Holders of a majority of the
Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture
Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) subject to the express terms of Section 5.04, any
direction to the Indenture Trustee to sell or liquidate the Trust
Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

(iii) if the conditions set forth in Section 5.05 have been
satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security
Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv) the Indenture Trustee may take any other action deemed
proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the
Holders of Notes of not less than a majority of the Security Balances of the
Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the
Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) the waiver of which would materially and adversely affect the interests of the
Credit Enhancer or modify its obligation under the Credit Enhancement
Instrument. In the case of any such waiver, the Issuing Entity, the Indenture
Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this
Indenture; but no such waiver shall extend to any subsequent or other Event of
Default or impair any right consequent thereto.

Section 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as
Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of
Noteholders, in each case holding in the aggregate more than 10% of the Security
Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuing Entity
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do
so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 SALE OF TRUST ESTATE. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 is expressly subject to the provisions of Section 5.05 and this
Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the
Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Indenture Trustee shall not in any private Sale sell the Trust
Estate, or any portion thereof, unless

(1) the Holders of all Notes and the Credit Enhancer
consent to or direct the Indenture Trustee to make,
such Sale, or

(2) the proceeds of such Sale would be not less than
the entire amount which would be payable to the
Noteholders under the Notes and the Credit Enhancer
in respect of amounts drawn under the Credit
Enhancement Instrument and any other amounts due the
Credit Enhancer under the Insurance Agreement, in
full payment thereof in accordance with Section 5.02,
on the Payment Date next succeeding the date of such
Sale, or

(3) The Indenture Trustee determines, in its sole
discretion, that the conditions for retention of the
Trust Estate set forth in Section 5.05 cannot be
satisfied (in making any such determination, the
Indenture Trustee may rely upon an opinion of an
Independent investment banking firm obtained and
delivered as provided in Section 5.05), and the
Credit Enhancer consents to such Sale, which consent
will not be unreasonably withheld and the Holders
representing at least 66-2/3% of the Security
Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the
Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c) Unless the Holders and the Credit Enhancer have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least
$1.00 more than the highest other bid.

(d) In connection with a Sale of all or any portion of the Trust Estate

(1) any Holder or Holders of Notes may bid for and
with the consent of the Credit Enhancer purchase the
property offered for sale, and upon compliance with
the terms of sale may hold, retain and possess and
dispose of such property, without further
accountability, and may, in paying the purchase money
therefor, deliver any Notes or claims for interest
thereon in lieu of cash up to the amount which shall,
upon distribution of the net proceeds of such sale,
be payable thereon, and such Notes, in case the
amounts so payable thereon shall be less than the
amount due thereon, shall be returned to the Holders
thereof after being appropriately stamped to show
such partial payment;

(2) the Indenture Trustee may bid for and acquire the
property offered for Sale in connection with any Sale
thereof, and, subject to any requirements of, and to
the extent permitted by, applicable law in connection
therewith, may purchase all or any portion of the
Trust Estate in a private sale, and, in lieu of
paying cash therefor, may make settlement for the
purchase price by crediting the gross Sale price
against the sum of (A) the amount which would be
distributable to the Holders of the Notes and Holders
of Certificates and amounts owing to the Credit
Enhancer as a result of such Sale in accordance with
Section 5.04(b) on the Payment Date next succeeding
the date of such Sale and (B) the expenses of the
Sale and of any Proceedings in connection therewith
which are reimbursable to it, without being required
to produce the Notes in order to complete any such
Sale or in order for the net Sale price to be
credited against such Notes, and any property so
acquired by the Indenture Trustee shall be held and
dealt with by it in accordance with the provisions of
this Indenture;

(3) the Indenture Trustee shall execute and deliver
an appropriate instrument of conveyance transferring
its interest in any portion of the Trust Estate in
connection with a Sale thereof;

(4) the Indenture Trustee is hereby irrevocably
appointed the agent and attorney-in-fact of the
Issuing Entity to transfer and convey its interest in
any portion of the Trust Estate in connection with a
Sale thereof, and to take all action necessary to
effect such Sale; and

(5) no purchaser or transferee at such a Sale shall
be bound to ascertain the Indenture Trustee's
authority, inquire into the satisfaction of any
conditions precedent or see to the application of any
monies.

Section 5.16 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.17 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS. (a)
Promptly following a request from the Indenture Trustee to do so and at the
Administrator's expense, the Issuing Entity in its capacity as holder of the
Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuing Entity to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Mortgage
Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Mortgage Loan Purchase Agreement and the
Servicing Agreement to the extent and in the manner directed by the Indenture
Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing
Agreement.

(b) If an Event of Default has occurred and is continuing, the
Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the Credit Enhancer under the Servicing Agreement may, and at the direction
(which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the
Notes shall, exercise all rights, remedies, powers, privileges and claims of the
Issuing Entity against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage
Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuing Entity to take such action shall not be suspended.

ARTICLE VI

The Indenture Trustee

Section 6.01 DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default
has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties
and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this
Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b)
of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 or (B)
from the Credit Enhancer, which it is entitled to give under any of the
Basic Documents.

(d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the
Issuing Entity.

(e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this
Indenture or the Trust Agreement.

(f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the
TIA.

Section 6.02 RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may
rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee
shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 6.03 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any
Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the
Issuing Entity's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

Section 6.05 NOTICE OF EVENT OF DEFAULT. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture
Trustee, the Indenture Trustee shall give notice thereof to the Credit Enhancer.
The Trustee shall mail to each Noteholder notice of the Event of Default within
90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06 REPORTS BY INDENTURE TRUSTEE TO HOLDERS. The Indenture
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuing Entity's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuing Entity that is reasonably available to the Indenture Trustee to enable the Issuing Entity to perform its federal and state income tax reporting obligations.

Section 6.07 COMPENSATION AND INDEMNITY. The Issuing Entity shall or shall cause the Administrator to pay to the Indenture Trustee on each Payment
Date reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuing Entity shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuing Entity and the
Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuing Entity and the Administrator shall not relieve the Issuing Entity or the Administrator of its obligations hereunder. The Issuing Entity shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the
Issuing Entity shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuing Entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

The Issuing Entity's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture.
When the Indenture Trustee incurs expenses after the occurrence of an Event of
Default specified in Section 5.01(iv) or (v) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title
11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08 REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture
Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuing Entity and the Credit
Enhancer. The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit
Enhancer and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged a bankrupt or
insolvent;

(iii) a receiver or other public officer takes charge of the
Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of
acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing
Entity shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuing Entity.
Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor
Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as
Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring
Indenture Trustee, the Issuing Entity or the Holders of a majority of Security
Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any
Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity's and the Administrator's obligations under
Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating
Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such
Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.
Section 6.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more
Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or
Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the
Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee here under shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or
imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the
Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the
resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this
Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the
Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least [$50,000,000] as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of [Baa3] or better by [Moody's]. The
Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1)
any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA ss.
310(b)(1) are met.

Section 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUING ENTITY.
The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

Section 6.13 REPRESENTATION AND WARRANTY. The Indenture Trustee hereby represents that:

(i) The Indenture Trustee is duly organized and validly
existing as a corporation in good standing under the laws of the State of ___________, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii) The Indenture Trustee has the power and authority to
execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(iii) The consummation of the transactions contemplated by
this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

(iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture
Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.14 DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is
hereby directed:

(a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

(b) to issue, execute and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

(c) to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15 [NO CONSENT TO CERTAIN ACTS OF DEPOSITOR. The Indenture
Trustee shall not consent to any action proposed to be taken by the Depositor pursuant to Article [_________] of the Depositor's Restated Certificate of
Incorporation.]

Section 6.16 INDENTURE TRUSTEE MAY OWN SECURITIES. The Indenture
Trustee, in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture
Trustee.

ARTICLE VII

Noteholders' Lists and Reports

Section 7.01 ISSUING ENTITY TO FURNISH INDENTURE TRUSTEE NAMES AND
ADDRESSES OF NOTEHOLDERS. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record
Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the
Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO
NOTEHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the
Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA ss. 312(b) with other
Noteholders with respect to their rights under this Indenture or under the
Notes.

(c) The Issuing Entity, the Indenture Trustee and the Note Registrar
shall have the protection of TIA ss. 312(c).

Section 7.03 REPORTS BY ISSUING ENTITY. (a) The Issuing Entity shall:

(i) file with the Indenture Trustee, within 15 days after the
Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the
Commission may from time to time by rules and regulations prescribe)
that the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee, and the Commission in
accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture
Trustee shall transmit by mail to all Noteholders described in TIA ss.
313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and
(ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

Section 7.04 REPORTS BY INDENTURE TRUSTEE. If required by TIA ss.
313(a), within 60 days after each January 1 beginning with January 1, 20__, the
Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c)
and to the Credit Enhancer a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss.
313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the
Indenture Trustee if and when the Notes are listed on any stock exchange.

Section 7.05 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

(a) (i) Within 15 days after each Distribution Date, the Indenture
Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution
Report on Form 10-D, signed by the Servicer, with a copy of the monthly statement to be furnished by the Indenture Trustee to the Noteholders for such
Distribution Date and detailing all data elements specified in Item 1121(a) of
Regulation AB as part of the monthly statement; provided that the Indenture
Trustee shall have received no later than 2 days prior to the date such
Distribution Report on Form 10-D is required to be filed, all information required to be provided to the Indenture Trustee as described in clause (a)(iv)
below.

(ii) The Indenture Trustee will prepare and file Current Reports on
Form 8-K in respect of the Trust, signed by the Servicer, as and when required;
provided, that, the Indenture Trustee shall have received no later than one
Business Day prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such
Current Report and required to be provided to the Indenture Trustee as described in clause (a)(iv) below.

(iii) Prior to January 30 in each year commencing in 2007, the
Indenture Trustee shall, in accordance with industry standards, file a Form 15
Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x)
March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Indenture Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to the Servicing Agreement (including with respect to any subservicer or subcontractor, if required to be filed). Prior to (x) March 31,
2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed,
March 31 of each year thereafter, the Indenture Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the
Assessment of Compliance, Attestation Report, Annual Compliance Statements and
other documentation provided by the Servicer pursuant to the Servicing Agreement
(including with respect to any subservicer or subcontractor, if required to be filed) and with respect to the Indenture Trustee and the Custodian, and the Form
10-K certification signed by the Depositor; provided that the Indenture Trustee shall have received no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K all information, data and exhibits required to be provided or filed with such Form 10-K and required to be provided to the
Indenture Trustee as described in clause (a)(iv) below.

(iv) As to each item of information required to be included in any Form
10-D, Form 8-K or Form 10-K, the Indenture Trustee's obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit C as the responsible party for providing that information, if other than the Indenture Trustee, as and when required as described above. Each of the Servicer, Seller and Depositor hereby agree to notify and provide to the Indenture Trustee all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit C as the responsible party for providing that information. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Indenture Trustee any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. The Indenture Trustee shall be responsible for determining the significance percentage (as defined in Item 1115 of Regulation AB) of the Swap Provider at any time. The Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.

The Depositor hereby grants to the Servicer a limited power of attorney to sign each Form 10-D, Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (x) receipt by the Servicer from the Depositor of written termination of such power of attorney and (y) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the
Indenture Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Indenture, the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture
Trustee shall have no responsibility to file any items other than those specified in this Section 7.05; provided, however, the Indenture Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Indenture Trustee under the Exchange Act shall be sent to: the
Depositor c/o _____________, Attn: _____________, _____________, _____________,
_____________. Fees and expenses incurred by the Indenture Trustee in connection with this Section 7.05 shall not be reimbursable from the Trust Fund.

(b) In connection with the filing of any 10-K hereunder, the Indenture
Trustee shall sign a certification (in the form attached hereto as Exhibit B)
for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Indenture Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

(c) In connection with the filing of any 10-K hereunder, the Servicer shall sign a certification (in the form attached hereto as Exhibit B) for the benefit of the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Servicer shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

(d) The Indenture Trustee shall indemnify and hold harmless the
Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section
7.05 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith.

The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 7.05 or the
Depositor's negligence, bad faith or willful misconduct in connection therewith.

The Servicer shall indemnify and hold harmless the Indenture Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Servicer under this Section 7.05 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Indenture Trustee, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 7.05 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the
Depositor on the one hand and the Indenture Trustee on the other.

(e) Nothing shall be construed from the foregoing subsections (a), (b)
and (c) to require the Indenture Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein.
Furthermore, the inability of the Indenture Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 7.05(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Indenture Trustee of any obligation under this Indenture.

This Section 7.05 may be amended without the consent of the
Noteholders.

ARTICLE VIII

Accounts, Disbursements and Releases

Section 8.01 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture
Trustee shall apply all such money received by it as provided in this Indenture.
Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this
Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02 TRUST ACCOUNTS. (a) On or prior to the Closing Date, the
Issuing Entity shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the
Certificate Paying Agent, on behalf of the Certificateholders and the Credit
Enhancer, the Payment Account as provided in Section 3.01 of this Indenture.

(b) All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this
Indenture are for the benefit of the Noteholders and the Certificate Paying
Agent, on behalf of the Certificateholders and all investments made with such monies including all income or other gain from such investments are for the benefit of the Master Servicer as provided by the Servicing Agreement.

On each Payment Date during the Funding Period the Indenture Trustee shall withdraw Net Principal Collections from the Payment Account and deposit
Net Principal Collections to the Funding Account.

On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (after giving effect to the withdrawal referred to in the preceding paragraph) to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the
order of priority set forth in Section 3.05 (except as otherwise provided in
Section 5.04(b).

The Master Servicer may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than the
Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the
Indenture Trustee shall invest all funds in the Payment Account in Eligible
Investments.

(c) On or before the Closing Date the Issuing Entity shall open, at the
Corporate Trust Office, an account which shall be the "Funding Account". The
Master Servicer may direct the Indenture Trustee to invest any funds in the
Funding Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture
Trustee shall invest all funds in the Payment Account in its Corporate Trust
Short Term Investment Fund so long as it is an Eligible Investment. During the
Funding Period, any amounts received by the Indenture Trustee in respect of Net
Principal Collections for deposit in the Funding Account, together with any
Eligible Investments in which such monies are or will be invested or reinvested during the term of the Notes, shall be held by the Indenture Trustee in the
Funding Account as part of the Trust Estate, subject to disbursement and withdrawal as herein provided: Amounts on deposit in the Funding Account in respect of Net Principal Collections may be withdrawn on each Deposit Date and
(1) paid to the Issuing Entity in payment for Additional Loans by the deposit of such amount to the Collection Account and (2) at the end of the Funding Period
any amounts remaining in the Funding Account after the withdrawal called for by clause (1) shall be deposited in the Payment Account to be included in the payment of principal on the Payment Date that is the last day of the Funding
Period.

(d) (i) Any investment in the institution with which the Funding
Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Funding Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes and the Certificates) and shall not be sold or disposed of prior to maturity.

Section 8.03 OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least [seven] days notice when requested by the Issuing Entity to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the
Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04 TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS. This
Indenture and the respective obligations and responsibilities of the Issuing
Entity and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, Certificate Paying Agent, on behalf of the
Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.05 RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as (i) there are no Notes
Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due the Credit Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c) [ The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an request from the Issuing Entity accompanied by an [Officers' Certificate], [an Opinion of Counsel,] and a letter from the Credit Enhancer, stating that the Credit
Enhancer has no objection to such request from the Issuing Entity.]

Section 8.06 SURRENDER OF NOTES UPON FINAL PAYMENT. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture
Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

ARTICLE IX

Supplemental Indentures

Section 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.
(a) Without the consent of the Holders of any Notes but with the consent of the
Credit Enhancer and prior notice to the Rating Agencies and the Credit Enhancer, the Issuing Entity and the Indenture Trustee, when authorized by an Issuer
Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the
Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the
applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the
Issuing Entity herein and in the Notes contained;

(iii) to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv) to convey, transfer, assign, mortgage or pledge any
property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any
provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

(vii) to evidence and provide for the acceptance of the
appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
Article VI; or

(viii) to modify, eliminate or add to the provisions of this
Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse tax consequences to the Noteholders.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuing Entity and the Indenture Trustee, when authorized by an
Issuer Request, may, also without the consent of any of the Holders of the Notes but with the consent of the Credit Enhancer and prior notice to the Rating
Agencies and the Credit Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this
Indenture; provided, however, that such action shall not, as evidenced by an
Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuing Entity to be subject to an entity level tax.

Section 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The
Issuing Entity and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the written consent of the Credit Enhancer and with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes affected thereby, by
Act of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the
Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the
Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this
Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the
Notes on or after the respective due dates thereof;

(ii) reduce the percentage of the Security Balances of the
Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this
Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the
definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

(iv) reduce the percentage of the Security Balances of the
Notes required to direct the Indenture Trustee to direct the Issuing
Entity to sell or liquidate the Trust Estate pursuant to Section 5.04;

(v) modify any provision of this Section 9.02 except to
increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi) modify any of the provisions of this Indenture in such
manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such
calculation); or

(vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the
Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the
Issuing Entity to be subject to an entity level tax.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture
Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity and the Indenture
Trustee of any supplemental indenture pursuant to this Section 9.02, the
Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an
Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the
Indenture Trustee's own rights, duties, liabilities or immunities under this
Indenture or otherwise.

Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of
the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust
Indenture Act.

Section 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the
Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding
Notes.

ARTICLE X

Miscellaneous

Section 10.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any
application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's
Certificate stating that all conditions precedent, if any, provided for in this
Indenture relating to the proposed action have been complied with and (ii) an
Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such
certificate or opinion has read or has caused to be
read such covenant or condition and the definitions
herein relating thereto;

(2) a brief statement as to the nature and scope of
the examination or investigation upon which the
statements or opinions contained in such certificate
or opinion are based;

(3) a statement that, in the opinion of each such
signatory, such signatory has made such examination
or investigation as is necessary to enable such
signatory to express an informed opinion as to
whether or not such covenant or condition has been
complied with;

(4) a statement as to whether, in the opinion of each
such signatory, such condition or covenant has been
complied with; and

(5) if the Signer of such Certificate or Opinion is
required to be Independent, the Statement required by
the definition of the term "Independent".

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the
Issuing Entity shall, in addition to any obligation imposed in Section 10.01(a)
or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's
Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing
Entity of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuing Entity is required to furnish to the
Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i)
above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuing
Entity, as set forth in the certificates delivered pursuant to clause
(i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the
Issuing Entity as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

(iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuing Entity is required to furnish to the
Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
(iii) above, the Issuing Entity shall also furnish to the Indenture
Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the
Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security
Balances of the Notes.

(v) Notwithstanding any provision of this Indenture, the
Issuing Entity may, without compliance with the requirements of the other provisions of this Section 10.01, (A) collect, sell or otherwise dispose of the Mortgage Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the
Payment Account as and to the extent permitted or required by the Basic
Documents [, so long as the Issuing Entity shall deliver to the
Indenture Trustee every six months, commencing _____________, an
Officer's Certificate of the Issuing Entity stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuing Entity's business and that the proceeds thereof were applied in accordance with the Basic Documents].

Section 10.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such
Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing
Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or
Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Issuing Entity or the Administrator, stating that the information with respect to such factual matters is in the possession of the
Seller, the Issuing Entity or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing
Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report.
The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03 ACTS OF NOTEHOLDERS. (a) Any request, demand,
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the
Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04 NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUING ENTITY,
CREDIT ENHANCER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Note holders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuing
Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the
Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity,
or

(ii) the Issuing Entity by the Indenture Trustee or by any
Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: Opteum Mortgage Acceptance Corporation MBN Trust Series 20__ -
______, in care of [Name of Owner Trustee] _________________,
__________, ______________, Attention of
_________________________________________ with a copy to the
Administrator at ________________ Attention: __________
__________________________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity or the Administrator. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

(iii) the Credit Enhancer by the Issuing Entity, the Indenture
Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: [Name of Credit Enhancer],
________________, ________, _______________, Attention:
_________________, ___________________________, Telephone
______________. Telecopier ______________. The Credit Enhancer shall promptly transmit any notice received by it from the Issuing Entity, the Indenture Trustee or the Noteholders to the Issuing Entity or
Indenture Trustee, as the case may be.

Notices required to be given to the Rating Agencies by the Issuing
Entity, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to
(i) in the case of [Moody's], at the following address: [Moody's Investors
Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York
10007] and (ii) in the case of [Standard & Poor's], at the following address:
[Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York
10004, Attention of Asset Backed Surveillance Department]; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture
Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of
Default.

Section 10.06 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding
any provision of this Indenture or any of the Notes to the contrary, the Issuing
Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity shall furnish to the Indenture
Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust
Indenture Act, such required provision shall control.

The provisions of TIA ss.ss. 310 through 317 that impose duties on any
Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.08 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.09 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.10 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11 BENEFITS OF INDENTURE. The Credit Enhancer and its
successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.12 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.14 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of
Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other
Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.16 ISSUING ENTITY OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its
individual capacity, (ii) any owner of a beneficial interest in the Issuing
Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the
Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture
Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.17 NO PETITION. The Indenture Trustee, by entering into this
Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuing
Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the
Notes, this Indenture or any of the Basic Documents.

Section 10.18 INSPECTION. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity's normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity's affairs, finances and accounts with the Issuing Entity's officers, employees, and
Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the
Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 10.19 AUTHORITY OF THE ADMINISTRATOR. Each of the parties to this Indenture acknowledges that the Issuing Entity and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuing Entity hereunder. Unless otherwise instructed by the
Issuing Entity or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuing Entity or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuing Entity or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuing Entity or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION
MBN TRUST SERIES 20__ -  _____,
as Issuing Entity

By:______________________________________
not in its individual capacity but solely
as Owner Trustee

By:______________________________________
Name:
Title:

________________________________________,
as Indenture Trustee, as Certificate
Paying Agent and as Note Registrar

By:______________________________________
Name:
Title:

_________________________________
hereby accepts the appointment as
Certificate Paying Agent pursuant
to Section 3.03 hereof and as
Certificate Registrar pursuant to
Section 4.02 hereof.

By:______________________________
Name:
Title:

STATE OF [NEW YORK]  )
) ss.:
COUNTY OF [NEW YORK]  )

On this ____ day of __________, before me personally appeared
______________, to me known, who being by me duly sworn, did depose and say, that he resides at _________________, __________________ _____, that he is the of the Owner Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

________________________________________
Notary Public

[NOTARIAL SEAL]

STATE OF [NEW YORK]  )
) ss.:
COUNTY OF [NEW YORK]  )

On this ____ day of __________, before me personally appeared , to me known, who being by me duly sworn, did depose and say, that he resides at
____________________, that he is the ______________ of ________________, as
Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

----------------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF [NEW YORK]  )
) ss.:
COUNTY OF [NEW YORK]  )

On this ____ day of __________, before me personally appeared , to me known, who being by me duly sworn, did depose and say, that he resides at
________________________, that he is an ________________ of _______________, as
Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

________________________________________
Notary Public

[NOTARIAL SEAL]

EXHIBIT B

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

Re:  The [ ] agreement dated as of [ ], 200[ ] (the "Agreement"), among [IDENTIFY - PARTIES]

I, ________________________________, the _______________________ of
[NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the
[Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance
Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the
"Servicing Criteria"), provided in accordance with Rules 13a-18 and
15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange
Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the
registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
Section 1122(b) of Regulation AB (the "Attestation Report"), and all
servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during
200[ ] that were delivered by the Company to the [Depositor] [Master
Servicer] [Securities Administrator] [Trustee] pursuant to the
Agreement (collectively, the "Company Servicing Information");

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the
Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities
Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the
Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing
Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation
Report required to be provided by the Company and by any Subservicer or
Subcontractor pursuant to the Agreement, have been provided to the
[Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor]
[Master Servicer]. Any material instance of noncompliance with the
Servicing Criteria has been disclosed in such reports.

Date:  _________________________

By:

Name:  ________________________________

Title:  ________________________________

EXHIBIT C

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Securities
Administrator pursuant to Section 3.18(a)(iv). If the Securities Administrator
is indicated below as to any item, then the Securities Administrator is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked "6.07 statement" are required to be included in the periodic Distribution Date statement under Section 6.07, provided by the Securities Administrator based on information received from the
Master Servicer; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the 6.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party

10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	DISTRIBUTION AND POOL PERFORMANCE INFORMATION
ITEM 1121(A) - DISTRIBUTION AND POOL PERFORMANCE INFORMATION
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	6.07 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	6.07 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	6.07 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	6.07 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
6.07 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	6.07 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	6.07 statement
		(4) Beginning and ending principal balances the asset-backed securities.	6.07 statement

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
6.07 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	6.07 statement

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
6.07 statement

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts
6.07 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	6.07 statement Form 10-D report: Master Servicer

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
6.07 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	6.07 statement
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Securities Administrator (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	6.07 statement

(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or  removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Master Servicer Form 10-D report: Master Servicer
		ITEM 1121(B) - PRE-FUNDING OR REVOLVING PERIOD INFORMATION	Depositor
Updated pool information as required under Item 1121(b).
	2	LEGAL PROCEEDINGS

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)	Sponsor
		Depositor	Depositor
		Trustee	Trustee
		Issuing entity	Depositor
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	Master Servicer
		Certificate Administrator	Certificate Administrator
		Originator of 20% or more of pool assets as of the Cut-off Date	Master Servicer
		Custodian	Custodian
	3	SALES OF SECURITIES AND USE OF PROCEEDS
INFORMATION FROM ITEM 2(A) OF PART II OF FORM 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	DEFAULTS UPON SENIOR SECURITIES
INFORMATION FROM ITEM 3 OF PART II OF FORM 10-Q:
		Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trustee or Securities Administrator
	5	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
		INFORMATION FROM ITEM 4 OF PART II OF FORM 10-Q	Trustee or Securities Administrator
	6	SIGNIFICANT OBLIGORS OF POOL ASSETS
		ITEM 1112(B) - SIGNIFICANT OBLIGOR FINANCIAL INFORMATION*	Master Servicer
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	SIGNIFICANT ENHANCEMENT PROVIDER INFORMATION
ITEM 1114(B)(2) - CREDIT ENHANCEMENT PROVIDER FINANCIAL INFORMATION*
		Determining applicable disclosure threshold	Securities Administrator
		Obtaining required financial information or effecting incorporation by reference	Securities Administrator
ITEM 1115(B) - DERIVATIVE COUNTERPARTY FINANCIAL INFORMATION*
		Determining current maximum probable exposure	Depositor
		Determining current significance percentage	Securities Administrator
		Obtaining required financial information or effecting incorporation by reference	Securities Administrator
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	OTHER INFORMATION
		DISCLOSE ANY INFORMATION REQUIRED TO BE REPORTED ON FORM 8-K DURING THE PERIOD COVERED BY THE FORM 10-D BUT NOT REPORTED	The Responsible Party for 8-K item as indicated below
	9	EXHIBITS
		Distribution report	Securities Administrator
		EXHIBITS REQUIRED BY ITEM 601 OF REGULATION S-K, SUCH AS MATERIAL AGREEMENTS	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
		Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.	Master Servicer; or any of the following that is a party to the agreement if Master Servicer is not: Trustee, Sponsor, Depositor, Certificate Administrator
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
	1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
		Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.	Master Servicer; or any of the following that is a party to the agreement if Master Servicer is not: Trustee, Sponsor, Depositor, Certificate Administrator
Examples: servicing agreement, custodial agreement.
	1.03	BANKRUPTCY OR RECEIVERSHIP
Disclosure is required regarding the bankruptcy or Master Servicer receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

	2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
		Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.	Master Servicer
Disclosure will be made of events other than waterfall triggers which are disclosed in the 6.07 statement
	3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Securities Administrator
	5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
		Disclosure is required of any amendment "to the governing documents of the issuing entity"	Depositor
	5.06	CHANGE IN SHELL COMPANY STATUS
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS INFORMATIONAL AND COMPUTATIONAL MATERIAL
		[Not included in reports to be filed under Section 3.18]	Depositor
	6.02	CHANGE OF SERVICER OR TRUSTEE

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Master Servicer
	6.03	CHANGE IN CREDIT ENHANCEMENT OR OTHER EXTERNAL SUPPORT

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor or Securities Administrator
	6.04	FAILURE TO MAKE A REQUIRED DISTRIBUTION	Trustee or Securities Administrator
	6.05	SECURITIES ACT UPDATING DISCLOSURE

If any material pool characteristic differs by 5% or  more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	REGULATION FD DISCLOSURE	Depositor
	8.01	OTHER EVENTS
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	FINANCIAL STATEMENTS AND EXHIBITS	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	OTHER INFORMATION
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
		ITEM 1112(B) - SIGNIFICANT OBLIGOR FINANCIAL INFORMATION	Master Servicer
ITEM 1114(B)(2) - CREDIT ENHANCEMENT PROVIDER FINANCIAL INFORMATION
		Determining applicable disclosure threshold	Securities Administrator
		Obtaining required financial information or effecting incorporation by reference	Securities Administrator
ITEM 1115(B) - DERIVATIVE COUNTERPARTY FINANCIAL INFORMATION
		Determining current maximum probable exposure	Depositor
		Determining current significance percentage	Securities Administrator
		Obtaining required financial information or effecting incorporation by reference	Securities Administrator

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)	Sponsor
		Depositor	Depositor
		Trustee	Trustee
		Issuing entity	Depositor
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	Master Servicer
		Certificate Administrator	Certificate Administrator
		Originator of 20% or more of pool assets as of the Cut-off Date	Master Servicer
		Custodian	Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)	Sponsor
		Depositor	Depositor
		Trustee	Trustee
		Issuing entity	Depositor
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	Master Servicer
		Certificate Administrator	Certificate Administrator
		Originator	Master Servicer
		Custodian	Custodian
		Credit Enhancer/Support Provider	Securities Administrator
		Significant Obligor	Master Servicer
		ITEM 1122 - ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA	Each Party participating in the servicing function
		ITEM 1123 - SERVICER COMPLIANCE STATEMENT	Master Servicer, Servicer

APPENDIX A

DEFINITIONS

ADJUSTABLE RATE MORTGAGE LOAN: A Mortgage Loan with a Mortgage Rate that is subject to periodic adjustment calculated on the basis of the Index, plus an applicable Gross Margin. Each Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property.

ADJUSTMENT DATE: As to each Adjustable Rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

ADMINISTRATIVE FEE: The amount of the fee payable to the Owner Trustee together with the amount of the premium payable to the Note Insurer, which will accrue at ______% per annum based on the Note Principal Balance of the Notes.

ADVANCE: As to any Mortgage Loan, any advance made by the Master
Servicer, pursuant to Section 4.04 of the Servicing Agreement.

AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a
Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

APPRAISED VALUE: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the
Mortgaged Property based upon the appraisal (as reviewed and approved by the
Seller) obtained at the time of refinancing.

ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on
Saturdays, Sundays or holidays.

AUTHORIZED OFFICER: With respect to the Issuing Entity, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized
Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing
Date (as such list may be modified or supplemented from time to time thereafter).

AVAILABLE FUNDS: As to any Payment Date, an amount equal to the amount on deposit in the Payment Account on such Payment Date and available for distribution to the Noteholders (minus, if the Notes have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuing Entity pursuant to Section 6.07 of the
Indenture).

AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT: With respect to the Notes and any Payment Date, an amount equal to the sum of (x) the amount, if any, by which
(a) the lesser of (1) the amount payable if clause (i) of the definition of Note
Interest Rate is used to calculate interest and (2) the amount payable if the
Maximum Note Interest Rate is used to calculate interest exceeds (b) the amount payable if clause (ii) of the definition of Note Interest Rate is used to calculate interest and (y) the interest accrued during the prior Interest Period on the amount of any Available Funds Cap Carry-Forward Amount immediately prior to such Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed and using the Note Interest Rate applicable to such
Payment Date minus (z) the aggregate of all amounts distributed to the
Noteholders on all prior Payment Dates pursuant to Section 3.05(v) of the
Indenture.

AVAILABLE FUNDS INTEREST RATE: As to any Payment Date, a per annum rate equal to the lesser of (x) the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Principal
Balance of the then outstanding Mortgage Loans times the weighted average of the
Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B)
the Administrative Fee for such Payment Date, and the denominator of which is
(ii) an amount equal to (A) the then outstanding aggregate Note Principal
Balance of the Notes multiplied by (B) the actual number of days elapsed in the related Interest Period divided by 360 and (y) the Maximum Note Interest Rate.

BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the
Indenture, the Mortgage Loan Purchase Agreement, the Insurance Agreement, the
Servicing Agreement, and the other documents and certificates delivered in connection with any of the above.

BENEFICIAL OWNER: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a
Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

BOOK-ENTRY NOTES: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, Delaware or
California or in the city in which the corporate trust offices of the Indenture
Trustee or the Note Insurer are located, are required or authorized by law to be closed.

STATUTORY TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code,
12 DEL. Code ss.ss. 3801 ET SEQ., as the same may be amended from time to time.

CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a
Mortgage Loan as to which an REO Acquisition occurred, a determination by the
Master Servicer that it has received all Insurance Proceeds, Liquidation
Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.10(d) of the Trust Agreement. The Certificate
Distribution Account shall be an Eligible Account.

CERTIFICATE PAYING AGENT: The meaning specified in Section 3.10 of the
Trust Agreement.

CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the
Certificate Percentage Interest on the face thereof.

CERTIFICATE REGISTER: The register maintained by the Certificate
Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

CERTIFICATE REGISTRAR: Initially, the Indenture Trustee, in its
capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

CERTIFICATES: The Opteum Mortgage Acceptance Corporation, Mortgage-Backed
Certificates, Series 20__-_, evidencing the beneficial ownership interest in the
Issuing Entity and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

CERTIFICATEHOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

CLOSING DATE:  ______ __, 20__.

CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

COLLATERAL: The meaning specified in the Granting Clause of the
Indenture.

COLLECTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.06(d) of the Servicing Agreement. The Collection Account
shall be an Eligible Account.

COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and any date, the percentage equivalent of a fraction, the numerator of which is the
Cut-Off Date Principal Balance of such Mortgage Loan and the denominator of which is the outstanding principal balance as of the date of the origination of such Mortgage Loan of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged
Property.

COMPENSATING INTEREST: With respect to any Determination Date, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest
Shortfall for the related Prepayment Period and (ii) the Servicing Fee for such
Determination Date.

CONVERTED MORTGAGE LOAN: Any Convertible Mortgage Loan with respect to which the interest rate borne by such Mortgage Loan has been converted from an adjustable interest rate to a fixed interest rate.

CONVERTIBLE MORTGAGE LOAN: Any Adjustable Rate Mortgage Loan which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

CONVERTING MORTGAGE LOAN: Any Convertible Mortgage Loan with respect to which the related Mortgagor has given notice of his intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of such Mortgage Loan.

CORPORATE TRUST OFFICE: With respect to the Indenture Trustee,
Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at
____________, __________, ______, __________ _____, Attention: ________ ___
______, except that for purposes of Section 4.02 of the Indenture and Section
3.09 of the Trust Agreement, such term shall include the Indenture Trustee's office or agency at _______________, ________, ________ _____, Attention:
___________ _________. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at ________________________, ______
____________, ________________________, __________, ________ _____, Attention:
______________________.

CUT-OFF DATE: With respect to the Mortgage Loans, ______ 1, 20__.

CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the opening of business on the last day of the related Due Period immediately prior to the Cut-Off Date.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

DEFAULT: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

DEFICIENCY AMOUNT: The meaning provided in the Note Insurance Policy.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly
Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE NOTES: The meaning specified in Section 4.06 of the
Indenture.

DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

DEMAND:  As defined in Section 3.18(a) of the Servicing Agreement.

DEPOSITOR: Opteum Mortgage Acceptance Corporation, a Delaware corporation, or its successor in interest.

DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a
successor appointed by the Indenture Trustee with the approval of the Depositor.
Any successor to the Depository shall be an organization registered as a
"clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the
Depository effects book-entry transfers and pledges of securities deposited with the Depository.

DETERMINATION DATE: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

DUE DATE: The first day of the month of the related Payment Date.

DUE PERIOD: With respect to any Mortgage Loan and Due Date, the period commencing on the second day of the month preceding the month of such Payment
Date (or, with respect to the first Due Period, the day following the Cut-Off
Date) and ending on the related Due Date.

ELIGIBLE ACCOUNT: An account that is any of the following: (i)
maintained with a depository institution the short term deposits of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to the Note Insurer and each Rating
Agency, as evidenced in writing, be maintained such that (as evidenced by an
Opinion of Counsel delivered to the Indenture Trustee, the Note Insurer and each
Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral
(which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the
Collection Account, either (A) a trust account or accounts maintained at the
Corporate Trust Department of the Indenture Trustee or (B) an account or accounts maintained at the Corporate Trust Department of the Indenture Trustee,
as long as its short term debt obligations are rated P-1 by Moody's and A-1 by
Standard & Poor's or better and its long term debt obligations are rated A2 by
Moody's and A by Standard & Poor's or better, or (iv) in the case of the
Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade without taking into account the Note Insurance Policy and acceptable to the Note
Insurer as evidenced in writing.

ELIGIBLE INVESTMENTS:  One or more of the following:

(i) direct obligations of, and obligations fully guaranteed
by, the United States of America, the Federal Home Mortgage
Corporation, the Federal National Mortgage Association, the Federal
Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (A) demand and time deposits in, certificates of
deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture
Trustee or its agent acting in their respective commercial capacities)
incorporated under the laws of the United States of America or any
State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies and provided that each such investment has an original maturity of no more than 365 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance
Corporation;

(iii) repurchase obligations with a term not to exceed 30
days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by S&P and A2 or higher by Moody's;
provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued weekly at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (C) be delivered to the Indenture
Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities.

(iv) securities bearing interest or sold at a discount
issued by any corporation incorporated under the laws of the United
States of America or any State thereof which has a long term unsecured debt rating in the highest available rating category of each of the
Rating Agencies at the time of such investment;

(v) commercial paper having an original maturity of less
than 365 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vi) a guaranteed investment contract approved by each of
the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating
Agencies at the time of such investment;

(vii) money market funds having ratings in the highest
available long-term rating category of each of the Rating Agencies at the time of such investment; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth in the
Indenture; and

(viii) any investment approved in writing by each of the
Rating Agencies and the Note Insurer.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

Provided, however, that each such instrument shall be acquired in an arm's length transaction and no such instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations; provided further, however, that each such instrument acquired shall not be acquired at a price in excess of par.

ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the
Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i)
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply with each representation and warranty set forth in clauses (ii) through (lxxvii) of Section 3.1(b) of the Mortgage Loan
Purchase Agreement other than clauses (ii), (iii), (v)-(xi), (xiii)-(xiv), (l),
(lxvi), (lxviii), (lxxi), (lxxiii); (iii) have a Mortgage Rate and Gross Margin no lower than and not more than 1% per annum higher than the Mortgage Rate and
Gross Margin, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (vi) not be 30 days or more delinquent.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

EVENT OF DEFAULT: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) a default in (a) the payment of the Interest Payment
Amount or the Principal Payment Amount with respect to a Payment Date on such Payment Date or (b) the Subordination Increase Amount or the
Available Funds Cap Carry-Forward Amount, but only, with respect to clause (b), to the extent funds are available to make such payment as provided in the Indenture; or

(ii) the failure by the Issuing Entity on the Final
Scheduled Payment Date to reduce the Note Principal Balance to zero;
or

(iii) there occurs a default in the observance or
performance of any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture
Trustee or to the Issuing Entity and the Indenture Trustee by the Note
Insurer, or if a Note Insurer Default exists the Holders of at least
25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the
Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing
Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the
Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

EVENT OF SERVICER TERMINATION: With respect to the Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Servicing Agreement.

EXCESS SUBORDINATION AMOUNT: With respect to any Payment Date, the excess, if any, of (a) the Subordination Amount that would apply on such Payment
Date after taking into account all distributions to be made on such Payment Date
(exclusive of any reductions thereto attributable to Subordination Reduction
Amounts on such Payment Date) over (b) the Required Subordination Amount for such Payment Date.

EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

EXPENSE ADJUSTED MORTGAGE RATE: For any Mortgage Loan, the rate equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Minimum
Spread and (ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate.

EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FINAL SCHEDULED PAYMENT DATE: The Payment Date occurring in _________
20__.

FIXED RATE MORTGAGE LOAN: Any Mortgage Loan with a fixed rate of interest.

FNMA: The Federal National Mortgage Association, or any successor thereto.

FORECLOSURE PROFIT: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such
Liquidated Mortgage Loan immediately prior to the final recovery of its
Liquidation Proceeds.

GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the
Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

GROSS MARGIN: With respect to any Adjustable Rate Mortgage Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the
Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the Servicing Agreement.

HOMES ACT:  The Helping Families Save Their Homes Act of 2009, as it may be amended from time to time.

INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust
Agreement.

INDENTURE: The indenture dated as of ______ __, 20__, between the
Issuing Entity, as debtor, and the Indenture Trustee, as Indenture Trustee.

INDENTURE TRUSTEE: _________________________________________, a
national banking association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

INDENTURE TRUSTEE FEE: With respect to each Mortgage Loan and any
Payment Date the product of (i) the Indenture Trustee Fee Rate divided by 12 and
(ii) the Principal Balance of such Mortgage Loans as of such date.

INDENTURE TRUSTEE FEE RATE:  _____% per annum.

INDEPENDENT: When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuing Entity, any other obligor on the
Notes, the Seller, the Issuing Entity, the Depositor and any Affiliate of any of
the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Seller, the Issuing Entity, the Depositor or any Affiliate of any
of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Seller, the Issuing Entity, the Depositor or any
Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity
Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

INDEX: With respect to any Adjustable Rate Mortgage Loan, index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

INITIAL NOTE PRINCIPAL BALANCE: With respect to the Notes,
$______________.

INITIAL SUBSERVICER:  _____________, a __________ corporation.

INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such
Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice)
of its inability to pay its debts generally, or the adoption by the Board of
Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

INSURANCE AGREEMENT: The insurance and reimbursement agreement dated as of _____ __, 20__, among the Master Servicer, the Seller, the Depositor, the
Issuing Entity, Indenture Trustee and the Note Insurer, including any amendments and supplements thereto.

INSURANCE PROCEEDS: Proceeds paid by any insurer (other than the Note
Insurer) pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, or amounts required to be paid by the Master Servicer pursuant to the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master
Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the
Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage
Loan.

INSURED PAYMENT: Shall have the meaning set forth in the Note
Insurance Policy.

INTEREST DETERMINATION DATE: With respect to any Interest Period, the second London Business Day preceding the commencement of such Interest Period.

INTEREST PAYMENT AMOUNT: With respect to any Payment Date, an amount equal to interest accrued during the related Interest Period on the Note
Principal Balance thereof at the then-applicable Note Interest Rate, minus any
Prepayment Interest Shortfalls and Relief Act Shortfalls to the extent not covered by the Master Servicer by Compensating Interest for such Payment Date.

INTEREST PERIOD: With respect to any Payment Date other than the first
Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

INTEREST RATE ADJUSTMENT DATE: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

ISSUING ENTITY: The Opteum Mortgage Acceptance Corporation MBN Trust Series
20__-_, a Delaware statutory trust, or its successor in interest.

ISSUER REQUEST: A written order or request signed in the name of the
Issuing Entity by any one of its Authorized Officers and approved in writing by the Note Insurer, so long as no Note Insurer Default exists and delivered to the
Indenture Trustee.

LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York, Delaware or
California, or in the city of London, England are required or authorized by law to be closed.

LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

LIFETIME RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum
Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

LIQUIDATED MORTGAGE LOAN: With respect to any Payment Date, any
Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Prepayment Period that substantially all
Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related REO Property have been recovered.

LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead)
which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds but not including amounts drawn under the Note Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

LOAN YEAR: With respect to any Mortgage Loan, the one year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

LONDON BUSINESS DAY: Any day on which banks in the City of London,
England are open and conducting transactions in United States dollars.

LOST NOTE AFFIDAVIT: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage
Note has been lost, misplaced or destroyed (together with a copy of the related
Mortgage Note).

MASTER SERVICER: _______________________, a __________ corporation, and its successors and assigns.

MASTER SERVICING FEE: With respect to each Mortgage Loan and any
Payment Date the product of (i) the Master Servicing Fee Rate divided by 12 and
(ii) the Principal Balance of such Mortgage Loans as of such date.

MASTER SERVICING FEE RATE: With respect to each Mortgage Loan, ____%
per annum.

MAXIMUM NOTE INTEREST RATE: With respect to any Payment Date, the per annum rate equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Principal Balance of the then outstanding Mortgage Loans times the weighted average of the Expense
Adjusted Maximum Mortgage Rates on the then outstanding Mortgage Loans minus (B)
the Administrative Fee for such Payment Date, and the denominator of which is
(ii) an amount equal to (A) the aggregate Note Principal Balance of the Notes multiplied by (B) the actual number of days elapsed in the related Interest
Period divided by 360.

MAXIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage
Loan, the maximum Mortgage Rate.

MINIMUM MORTGAGE RATE: With respect to each Adjustable Rate Mortgage
Loan, the minimum Mortgage Rate.

MINIMUM SPREAD:  ____% per annum.

MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO
Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

MORTGAGE: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the
Servicing Agreement.

MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement,
dated as of the Cut-Off Date, between the Seller, as seller, and the Purchaser, as purchaser, with respect to the Mortgage Loans, dated as of ______ __, 20__.

MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of
Mortgage Loans held by the Issuing Entity on such date. The initial schedule of
Mortgage Loans as of the Cut-Off Date is the schedule set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Mortgage Loan

(i) the loan number and name of the Mortgagor;

(ii) the city, state and zip code of the Mortgaged Property;

(iii) the Mortgage Rate;

(iv) the Maximum Rate;

(v) the maturity date;

(vi) the original principal balance;

(vii) the first payment date;

(viii) the type of Mortgaged Property;

(ix) the Monthly Payment in effect as of the Cut-Off Date;

(x) the Cut-off Date Principal Balance;

(xi) the occupancy status;

(xii) the purpose of the Mortgage Loan;

(xiii) the Appraised Value of the Mortgaged Property;

(xiv) the original term to maturity;

(xv) the paid-through date of the Mortgage Loan;

(xvi) the Loan-to-Value Ratio; and

(xvii) whether or not the Mortgage Loan was underwritten
pursuant to a limited documentation program.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

MORTGAGE LOANS: At any time, collectively, all Mortgage Loans that have been sold to the Depositor under the Mortgage Loan Purchase Agreement or substituted for pursuant to Section 2.1 and 3.1 of the Mortgage Loan Purchase
Agreement and transferred and conveyed to the Issuing Entity, in each case together with the Related Documents, and that remain subject to the terms thereof.

MORTGAGE NOTE: The note or other evidence of the indebtedness of a
Mortgagor under a Mortgage Loan.

MORTGAGE RATE: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

MORTGAGOR: The obligor or obligors under a Mortgage Note.

NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage
Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MONTHLY EXCESS CASHFLOW: For any Payment Date, the amount of
Available Funds and any Insured Payment remaining after distributions pursuant to clauses (i) through (iii) of Section 3.05 of the Indenture (minus any Insured
Payment and any Subordination Reduction Amount).

NET MORTGAGE RATE: With respect to any Mortgage Loan and any day, the related Mortgage Rate less the sum of the related Servicing Fee Rate, the
Administrative Fee Rate and the Indenture Trustee Fee Rate.

NONRECOVERABLE ADVANCE: Any advance (i) which was previously made or is proposed to be made by the Master Servicer; and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation
Proceeds, Insurance Proceeds or future payments on any Mortgage Loan.

NOTE INSURANCE POLICY: The bond guaranty insurance policy number 21885, issued by the Note Insurer to the Indenture Trustee for the benefit of the
Noteholders.

NOTE INSURER: MBIA Insurance Corporation, a New York insurance company, any successor thereto or any replacement bond insurer substituted pursuant to
Section 3.29 of the Indenture.

NOTE INSURER DEFAULT: The existence and continuance of any of the following: (a) a failure by the Note Insurer to make a payment required under the Note Insurance Policy in accordance with its terms; or (b)(i) the Note
Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable;
or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (B)
authorizing the taking of possession by a custodian, trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer).

NOTE INTEREST RATE: With respect to each Payment Date after the first
Payment Date, a floating rate equal to the lesser of (i) with respect to each
Payment Date up to and including the Payment Date in _________ 20__, One-Month
LIBOR plus ____%, and with respect to each Payment Date thereafter, One-Month
LIBOR plus ____% and (ii) the Available Funds Interest Rate with respect to such
Payment Date. The Note Interest Rate for the first Payment Date will equal ____%
per annum.

NOTE OWNER:  The Beneficial Owner of a Note.

NOTE PERCENTAGE: With respect to any Payment Date and any Note, the ratio expressed as a percentage of the Note Principal Balance of such Note to the aggregate Note Principal Balance of all Notes immediately prior to such
Payment Date.

NOTE PRINCIPAL BALANCE: With respect to any Note, the initial Note
Principal Balance thereof minus all amounts distributed in respect of principal with respect to such Note.

NOTE REGISTER: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

NOTE REGISTRAR: The Indenture Trustee, in its capacity as Note
Registrar.

NOTEHOLDER: The Person in whose name a Note is registered in the Note
Register, except that, any Note registered in the name of the Depositor, the
Issuing Entity or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a
Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the
Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons. Any bonds on which payments are made under the Note Insurance
Policy shall be deemed Outstanding until the Note Insurer has been reimbursed with respect thereto and the Note Insurer shall be deemed the Noteholder thereof to the extent of such unreimbursed payment.

NOTES:  The Notes designated as the "Notes" in the Indenture.

NRSRO:  Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO CERTIFICATION:  A certification in the form of Exhibit G to the Servicing Agreement.

OFFICER'S CERTIFICATE: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice
President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of
Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuing
Entity.

ONE-MONTH LIBOR: With respect to any Interest Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United
States dollar deposits, as such rates appear on the Reuters Screen LIBOR Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each
Interest Determination Date, One-Month LIBOR for the related Interest Period will be established by the Indenture Trustee as follows:

(i) If on such Interest Determination Date two or more
Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

(ii) If on such Interest Determination Date fewer than two
Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the
Reserve Interest Rate.

OPINION OF COUNSEL: A written opinion of counsel acceptable to Note
Insurer who may be in-house counsel for the Master Servicer if acceptable to the
Indenture Trustee, the Note Insurer and the Rating Agencies or counsel for the
Depositor, as the case may be.

ORIGINAL SPECIFIED SUBORDINATION AMOUNT: An amount equal to ____% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ORIGINAL VALUE: Except in the case of a refinance Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a
Mortgage Loan is closed, and for a refinance Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master
Servicer.

ORIGINATOR:  Each of [_________], as applicable, and any successor thereto.

OUTSTANDING: With respect to the Notes, as of the date of
determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i) Notes theretofore cancelled by the Note Registrar or
delivered to the Indenture Trustee for cancellation; and

(ii) Notes in exchange for or in lieu of which other Notes
have been executed, authenticated and delivered pursuant to the
Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

(iii) Notes that have been paid with funds provided under
the Note Insurance Policy shall be deemed to be Outstanding until the
Note Insurer has been reimbursed with respect thereto.

OWNER TRUST: The Opteum Mortgage Acceptance Corporation MBN Trust Series
20__-_ to be created pursuant to the Trust Agreement.

OWNER TRUST ESTATE: The corpus of the Issuing Entity created by the
Trust Agreement which consists of items in Section 2.01 of the Trust Agreement.

OWNER TRUSTEE: ________________________ and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust
Agreement.

OWNER TRUSTEE FEE:

OWNER TRUSTEE FEE RATE: ______% per annum.

PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture
Trustee.

PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 4.03 of the Servicing
Agreement. The Payment Account shall be an Eligible Account.

PAYMENT DATE: The 25th day of each month, or if such day is not a
Business Day, then the next Business Day.

PERCENTAGE INTEREST: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate of the Note
Principal Balances of all Notes. With respect to any Certificate, the percentage on the face thereof.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

POOL BALANCE: With respect to any date, the aggregate of the Principal
Balances of all Mortgage Loans as of such date.

PREFERENCE AMOUNT: Any amount previously distributed to an Owner on the
Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11
U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

PREMIUM AMOUNT: The amount of premium due to the Note Insurer in accordance with the terms of the Insurance Agreement.

PREPAYMENT INTEREST SHORTFALL: As to any Payment Date and any Mortgage
Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in full during the related Prepayment
Period, an amount equal to the excess of interest accrued during the related
Prepayment Period at the Net Mortgage Rate on the Principal Balance of such
Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate)
paid by the Mortgagor for such Prepayment Period to the date of such Principal
Prepayment in full or (b) a partial Prepayment during the prior calendar month, an amount equal to interest accrued during the related Prepayment Period at the
Net Mortgage Rate on the amount of such partial Prepayment.

PREPAYMENT PERIOD: As to any Payment Date, the calendar month preceding the month of distribution.

PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor.

PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO
Property, at any given time, (i) the Cut-off Date Principal Balance of the
Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly
Payments due with respect to such Mortgage Loan or REO Property during each Due
Period ending prior to the most recent Payment Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds,
Liquidation Proceeds and REO Proceeds, to the extent applied by the Master
Servicer as recoveries of principal in accordance with the Servicing Agreement with respect to such Mortgage Loan or REO Property, and (c) any Realized Loss
with respect thereto for any previous Payment Date.

PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date (a) other than the Final Scheduled Payment Date, and the first Payment Date following any acceleration of the Notes following an Event of Default, the lesser of (a) the sum of the Available Funds remaining after distributions pursuant to clause (i)
of Section 3.05 of the Indenture and any portion of any Insured Payment for such
Payment Date representing a Subordination Deficit and (b) the sum of:

(1) the principal portion of all Monthly Payments received during the related Due Period or advanced on each Mortgage Loan;

(2) the Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased) pursuant to the Mortgage Loan Purchase Agreement or Section 3.18 of the Servicing Agreement
and the amount of any Substitution Adjustment Amounts during the related
Prepayment Period;

(3) the principal portion of all other unscheduled collections
(including, without limitation, Principal Prepayments in full, partial
Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master
Servicer as payments or recoveries of principal of the related Mortgage Loan;

(4) any Insured Payment made with respect to any Subordination Deficit;
and

MINUS

(5) the amount of any Subordination Reduction Amount for such Payment
Date;

and (b) with respect to the Final Scheduled Payment Date, and the first
Payment Date following any acceleration of the Notes following an Event of
Default, the amount necessary to reduce the Note Principal Balance to zero.

PRINCIPAL PREPAYMENT: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

PURCHASE PRICE: The meaning specified in Section 2.2(a) of the
Mortgage Loan Purchase Agreement.

PURCHASER: _________________________, a ____________ corporation, and its successors and assigns.

QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a FNMA-approved mortgage insurer.

RATING AGENCY: Any nationally recognized statistical rating
organization, or its successor, that rated the Notes at the request of the
Depositor at the time of the initial issuance of the Notes. Initially, Moody's or Standard & Poor's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Note Insurer so long as no Note Insurer Default exists, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean
"AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

RATING AGENCY INFORMATION:  The notices, information, reports, certifications and oral and written statements required to be provided to a Rating Agency pursuant to the Basic Documents or Rule 17g-5 under the Exchange Act.

REALIZED LOSS: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Principal Balance of the Mortgage Loan (or REO
Property) as of the date of Cash Liquidation or REO Disposition, plus (ii)
interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the
Due Date as to which interest was last paid or advanced to Noteholders up to the last day of the month in which the Cash Liquidation (or REO Disposition)
occurred on the Principal Balance of such Mortgage Loan (or REO Property)
outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash
Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or
Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan which has become the object of a
Debt Service Reduction, the amount of such Debt Service Reduction.

RECORD DATE: With respect to the Notes and any Payment Date, the last day of the calendar month preceding such Payment Date.

REFERENCE BANKS: Bankers Trust Company, Barclay's Bank PLC, The Bank of
Tokyo and National Westminster Bank PLC and their successors in interest;
provided that if any of the foregoing banks are not suitable to serve as a
Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international
Eurocurrency market (i) with an established place of business in London, (ii)
not controlling, under the control of or under common control with the Company or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen
LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Indenture Trustee.

REGISTERED HOLDER: The Person in whose name a Note is registered in the
Note Register on the applicable Record Date.

RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and any
documents required to be added to such documents pursuant to the Mortgage Loan
Purchase Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

RELIEF ACT: The Servicemembers Civil Relief Act, as amended.

RELIEF ACT SHORTFALL: For any Payment Date, As to any Payment Date and
any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) any shortfalls relating to the Relief Act or similar legislation or regulations.

REO ACQUISITION: The acquisition by the Master Servicer on behalf of the Indenture Trustee for the benefit of the Noteholders of any REO Property pursuant to Section 3.13 of the Servicing Agreement.

REO DISPOSITION: As to any REO Property, a determination by the Master
Servicer that it has received substantially all Insurance Proceeds, Liquidation
Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO
Property (including, without limitation, proceeds from the rental of the related
Mortgaged Property) which proceeds are required to be deposited into the
Collection Account only upon the related REO Disposition.

REO PROPERTY: A Mortgaged Property that is acquired by the Issuing
Entity in foreclosure or by deed in lieu of foreclosure.

REPURCHASE EVENT: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Mortgage Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are permitted and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of Advances and any unreimbursed Servicing Advances or unreimbursed Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master
Servicer or the Subservicer pursuant to Section 3.07 of the Servicing Agreement not included in clause (iii) of this definition.

REQUIRED SUBORDINATION AMOUNT: With respect to any Payment Date occurring from the initial Payment Date and ending on the later of (i) the date on which the aggregate Principal Balance of the Mortgage Loans is 50% of the
initial aggregate Principal Balance of the Mortgage Loans and (ii) the 30th
Payment Date, the greater of:

(a) the Original Specified Subordination Amount; and

(b) two times the excess of (1) 50% of the aggregate Principal Balance of the Mortgage Loans which are 91 or more days delinquent (including Mortgage
Loans in foreclosure and REO Properties) as of such date over (2) two times the current Net Monthly Excess Cash Flow for such Payment Date; and

with respect to any Payment Date thereafter, the greatest of:

(c) the lesser of (1) the Original Specified Subordination Amount and
(2) two times ____% times the aggregate Note Principal Balance as of such
Payment Date;

(d) two times the excess of (A) 50% of the aggregate Principal Balance of the Mortgage Loans which are 91 or more days delinquent (including Mortgage
Loans in foreclosure and REO Properties) as of such date over (B) two times the current Net Monthly Excess Cash Flow for such Payment Date;

(e) 0.5% of the Cut-Off Date Principal Balance of the Mortgage Loans;
and

(f) an amount equal to the outstanding balance of the four largest
Mortgage Loans as of the Cut-Off Date;

Provided, however, that if (x) a Servicer Default has occurred and is continuing as of such Payment Date, and such Servicer Default has not been waived by the
Note Insurer or (y) a claim has been made on the Note Insurance Policy by the
Indenture Trustee, the Required Subordination Amount shall not decrease on any
Payment Date.

RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of
1/16%) of the three-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest
Determination Date to the principal London offices of leading banks in the
London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest three-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

RESPONSIBLE OFFICER: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RULE 15GA-1 INFORMATION:  As defined in Section 3.18(a) of the Servicing Agreement.

RULE 17G-5 INFORMATION PROVIDER:  The [_______].

RULE 17G-5 WEBSITE:  The website maintained by the [________] pursuant to Section 3.30.

SECTION 404 NOTICE:  The notice required under Section 404 of the Homes Act.

SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SECURITY:  Any of the Certificates or Notes.

SECURITYHOLDER OR HOLDER: Any Noteholder or a Certificateholder.

SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

SELLER: _______________________, a __________ corporation, and its successors and assigns.

SERVICING ACCOUNT: The separate trust account created and maintained by the Master Servicer or each Subservicer with respect to the Mortgage Loans or
REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section
3.08 of the Servicing Agreement.

SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged
Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the Servicing Agreement.

SERVICING AGREEMENT: The Servicing Agreement dated as of ______ __,
20__, between the Master Servicer and the Issuing Entity.

SERVICING CERTIFICATE: A certificate completed and executed by a
Servicing Officer on behalf of the Master Servicer in accordance with Section
4.01 of the Servicing Agreement.

SERVICING DEFAULT: The meaning assigned in Section 6.01 of the
Servicing Agreement.

SERVICING FEE: With respect to any Mortgage Loan, the sum of the related Master Servicing Fee and the related Subservicing Fee.

SERVICING FEE RATE: With respect to any Mortgage Loan, the sum of the related Master Servicing Fee Rate and the Subservicing Fee Rate.

SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Note Insurer) by the Master Servicer, as such list may be amended from time to time.

SINGLE NOTE:  A Note in the amount of $1,000.

STANDARD & POOR'S: Standard & Poor's Ratings Service, or its successor in interest.

SUBORDINATION AMOUNT: As of any Payment Date, the excess, if any, of
(x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period as of such Payment
Date over (y) the Note Principal Balance of the Notes as of such Payment Date
(and following the making of all distributions on such Payment Date)

SUBORDINATION DEFICIT: With respect to any Payment Date, the amount, if any, by which (x) the aggregate Note Principal Balance of the Notes as of such
Payment Date, and following the making of all distributions to be made on such
Payment Date (except for any payment to be made as to principal from proceeds of the Note Insurance Policy), exceeds (y) the aggregate Principal Balances of the
Mortgage Loans as of the close of business on the preceding Due Date on such
Payment Date.

SUBORDINATION INCREASE AMOUNT: With respect to any Payment Date, the amount of any Net Monthly Excess Cashflow (including any Subordination Reduction
Amount) available in the Payment Account to increase the Subordination Amount up to the Required Subordination Amount.

SUBORDINATION REDUCTION AMOUNT: With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Subordination Amount and (b) the principal collections received by the Master Servicer with respect to the prior
Due Period.

SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer and acceptable to the Note Insurer and the Indenture Trustee, including the Initial
Subservicers.

SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Sub servicer as provided for in Section 3.06(e) of the Servicing Agreement.

SUBSERVICING AGREEMENT: The written contract between the Master
Servicer and any Subservicer relating to servicing and administration of certain
Mortgage Loans as provided in Section 3.02 of the Servicing Agreement.

SUBSERVICING FEE: With respect to each Mortgage Loan and any date of determination, the product of (i) the Subservicing Fee Rate divided by 12 and
(ii) the Principal Balance of such Mortgage Loans as of such date.

SUBSERVICING FEE RATE: For any date of determination, ____% per annum.

SUBSTITUTION ADJUSTMENT AMOUNT: With respect to any Eligible
Substitute Mortgage Loan, the amount as defined in Section 2.03 of the Servicing
Agreement.

TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the
Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be selected by the Issuing Entity after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.

TREASURY REGULATIONS: Regulations, including proposed or temporary
Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury
Regulations.

TRUST AGREEMENT: The Trust Agreement dated as of ______ __, 20__
between the Owner Trustee and the Depositor.

TRUST ESTATE: The meaning specified in the Granting Clause of the
Indenture.

TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

WEIGHTED AVERAGE NET MORTGAGE RATE: With respect to the Mortgage Loans in the aggregate, and any Due Date, the average of the Net Mortgage Rate for each Mortgage Loan as of the last day of the related Due Period weighted on the basis of the related Principal Balances outstanding as of the last day of the related Due Period for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.